EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q of USEC Inc. for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, William H. Timbers, President and Chief Executive Officer, and Henry Z Shelton, Jr., Senior Vice President and Chief Financial Officer, each hereby certifies, that, to the best of his knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of USEC Inc.

August 1, 2003	/s/ William H. Timbers

William H. Timbers President and Chief Executive Officer

August 1, 2003	/s/ Henry Z Shelton, Jr.

Henry Z Shelton, Jr. Senior Vice President and Chief Financial Officer